Exhibit 5.1

December 23, 2024

Momentus Inc.
3901 N. First Street
San Jose, CA 95134
(650) 564-7820

Ladies and Gentlemen:

We have acted as counsel to Momentus Inc., a Delaware corporation (the “Corporation”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the issuance by the Corporation of up to (i) 262,576 shares of the Corporation’s Class A common stock, par value $0.00001 (“Common Stock”), issuable upon conversion of that certain Secured Convertible Promissory Note, dated July 12, 2024 (as amended from time to time, the “July Convertible Note”), by the Corporation in favor of Space Infrastructures Ventures, LLC, a Delaware limited liability company (the “Investor”); (ii) 463,222 shares of Common Stock issuable to the Investor upon conversion of that certain Secured Convertible Promissory Note, dated October 24, 2024, by the Corporation in favor of the Investor (as amended from time to time, the “October Convertible Note” and, together with the July Convertible Note, collectively, the “Convertible Notes”); (iii) 463,223 shares of Common Stock issuable to the Investor upon exercise of certain warrants (the “Investor Warrants”) issued to the Investor; and (iv) 28,572 shares of Common Stock issuable to J.J. Astor & Co., a Utah corporation, upon exercise of certain warrants issued in connection with the Loan Agreement dated December 13, 2024 (the “Loan Warrants” and together with the Investor Warrants, collectively the “Warrants”) (the shares of Common Stock registered pursuant to the Registration Statement, collectively, the “Securities”).

In connection with this opinion, we have examined and relied upon (i) the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”); (ii) the Amended and Restated Bylaws of the Corporation, as amended to date (the “Bylaws”); (iii) certain resolutions of the Board of Directors of the Corporation with respect to the issuance the Securities; (iv) the Convertible Notes; (v) the Warrants and (vi) the Registration Statement.

For purposes of this opinion, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed, and express no opinion as to, the authenticity of original documents and the genuineness of all signatures, the conformity to the originals of all documents submitted to us as copies, the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed, the legal capacity of all natural persons or entities (except for the Corporation), the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation.

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We have also assumed that:

i.
the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement and that no stop order shall have been issued with respect thereto;

ii.	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement;

iii.	the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement;

iv.	the Securities offered do not violate any law applicable to the Corporation, or result in a default under or breach of any agreement or instrument binding upon the Corporation;

v.
the Corporation will have obtained any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered;

vi.
that any Securities issuable upon conversion, exchange, redemption, or exercise of any applicable Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise;

vii.
with respect to shares of Common Stock offered or purchasable upon exercise or conversion of the Convertible Notes and Warrants, that there will be sufficient shares of Common Stock authorized under the Certificate of Incorporation that are not otherwise reserved for issuance;

viii.
that no future amendments will be made to the Certificate of Incorporation or Bylaws that would be in conflict with or inconsistent with the Corporation’s right and ability to issue the Securities; and

ix.
the Securities offered will comply with all requirements and restrictions, if any, applicable to the Corporation, whether imposed by any court or governmental or regulatory body having jurisdiction over the Corporation.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, the Securities, when issued and sold by the Corporation upon valid conversion of the Convertible Notes or exercise of the Warrants, as applicable, have been duly authorized and reserved for issuance by the Corporation and, when issued and delivered in accordance with the terms of such Convertible Notes or Warrants, as applicable, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion to the extent that, notwithstanding the Corporation’s current reservation of shares of Common Stock, future issuances of securities of the Corporation, including the Securities and/or antidilution adjustments to outstanding securities of the Corporation, may cause the Convertible Notes or the Warrants issued to the Investor to be convertible, exercisable or redeemable for more shares of Common Stock than the number that then remain authorized but unissued.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Delaware General Corporation Law (“DGCL”) and the laws of the State of New York.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. Our opinion expressed above is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion set forth herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an Exhibit.

Very truly yours,

/s/ Bradley Arant Boult Cummings, LLP